UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 5, 2011

NGA HoldCo, LLC

(Exact name of registrant as specified in its charter)

Nevada	0-52734	20-8349236

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Waterway Avenue, Suite 150

The Woodlands, TX 77380

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 713-559-7400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 5, 2011, NGA Holdco, LLC, a Nevada limited liability company (the “Company”) filed a report on Form 8-K to report the completion of the acquisition of a 40% equity interest in Mesquite Gaming, LLC, a Nevada limited liability company (“Mesquite Gaming”), and indicated at that time that the Company intended to file the required financial statements and pro forma financial information within 71 days from the date that such report was required to be filed. By this amendment to such Form 8-K, the Company is amending and restating Item 9.01 thereof to include the required financial statements and pro forma financial information.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements and Pro Forma Financial Information

(1)	The unaudited interim condensed consolidated financial statements of Mesquite Gaming, including Mesquite Gaming’s unaudited condensed consolidated balance sheet as of June 30, 2011, and condensed consolidated statements of operations and condensed consolidated statements of cash flows for the six months ended June 30, 2011 and 2010 are being filed as Exhibit 99.1 to this Form 8-K/A.

(2)	The consolidated financial statements of Mesquite Gaming, including Mesquite Gaming’s audited consolidated balance sheets as of December 31, 2010 and 2009, and consolidated statements of operations and consolidated statements of cash flows for the year ended December 31, 2010 and 2009 are being filed as Exhibit 99.2 to this Form 8-K/A.

(b)	Pro Forma Financial Information

(1)	The unaudited pro forma combined financial statements of the Company, including the Company’s combined balance sheet as of June 30, 2011, and combined statements of operations for the six months ended June 30, 2011 and the year ended December 31, 2010 are being filed as Exhibit 99.3 to this Form 8-K/A.

(d)	Exhibits

Exhibit No.	Description

99.1	Unaudited Condensed Consolidated Financial Statements of Black Gaming, LLC and subsidiaries as of June 30, 2011 and for the six months ended June 30, 2011 and 2010.

99.2	Audited Consolidated Financial Statements of Black Gaming, LLC and subsidiaries for the years ended December 31, 2010 and 2009.

99.3	Unaudited pro forma financial information of NGA Holdco, LLC giving effect to the acquisition of a 40% interest in Mesquite Gaming, LLC (formerly Black Gaming, LLC).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGA HOLDCO, LLC

Date: October 14, 2011	By:	/s/ Timothy T. Janszen

Timothy T. Janszen, Operating Manager